                                                                 Exhibit 10.5

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS
AMENDED.

                         INTERACTIVE MARKETING AGREEMENT

                   This Agreement, dated as of May 1, 1997 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166 and 800 Flowers, Inc. ("FLOWERS"), a New York corporation, with its principal offices at 1600 Stewart Avenue, Westbury, New York 11590 (each a "Party" and collectively the "Parties").

                                  INTRODUCTION

         AOL and FLOWERS each desires that FLOWERS provide the Online Area on the AOL Network, subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of the Agreement shall be as defined on Exhibit A attached hereto.

                                      TERMS

1. ONLINE AREA - CONTENT AND PROGRAMMING. The Parties shall have the following duties and rights with respect to the content and programming of the Online
Area:

         1.1 ONLINE AREA. FLOWERS shall work diligently to maintain the Online Area, consisting of the categories and types of Content and Products contained within the Online Area as of the Effective Date, and such other Content and Products as may be added pursuant to Section 1.2. FLOWERS shall develop any redesign of the Online Area in consultation with AOL and in accordance with (i) a mutually agreed upon Design Package and
                  (ii) any standard design and content publishing guidelines provided to FLOWERS by AOL. FLOWERS shall not authorize or permit any third party to distribute the Licensed Content or any other Content of FLOWERS through the AOL Network absent AOL's prior written approval; provided that FLOWERS shall not be prohibited from (a) placing advertisements for Products with third party content providers on the AOL Service (so long as such advertisements link only to the Online Area) or (b) licensing portions of the Licensed Content relating to such Products to such providers in order to create "mini-store" screens on those providers' areas (e.g., on the Romance Channel) (so long as such screens link only to the Online
                  Area).

         1.2 ADDITIONAL CONTENT; ADVERTISING; OTHER TRANSACTIONS. In the event that FLOWERS wishes to offer any categories or types of Content or Products (including, without limitation, any third-party advertising or promotion on the Online Area) in addition to those categories or types specifically contained within the Online Area as of the Effective Date (the "Additional Content"), FLOWERS shall notify AOL in writing. FLOWERS's right to offer any such Additional Content shall be subject to AOL's prior written approval, which shall not be unreasonably withheld. Any third party advertising or promotion on the Online Area (including, without limitation, classifieds listings) shall be subject to AOL's then standard advertising terms and conditions, including, without limitation, applicable revenue sharing terms (as such terms are mutually agreed upon).

         1.3 INTERNET AREAS. FLOWERS shall not be permitted to establish any links between the Online Area and any other area on or outside of the AOL Network, including, without limitation, sites on the World Wide Web portion of the Internet, without the prior written approval of AOL. In the event that AOL approves any such links or pointers, such approval shall, in each case, be subject to FLOWERS's compliance with the then-current terms and conditions for such links or pointers, as such terms and conditions may be amended by AOL from time to time; provided that there shall be no fees assessed for such links or pointers, except as provided in Section 1.2 for links or pointers relating to third-party advertising or promotion.

         1.4 CONTESTS. FLOWERS shall take all commercially reasonable steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Online Area (a "Contest") complies with all applicable federal, state and local laws and regulations. FLOWERS shall provide AOL with at least thirty (30) days prior written notice of any Contest.

         1.5 NAVIGATIONAL ICONS. AOL shall be entitled to establish navigational icons, links and pointers connecting the Online Area (or portions thereof) with other content areas on or outside of the AOL Network; provided that the Parties shall meet following execution hereof and thereafter, as appropriate, to develop guidelines for such navigational icons (e.g., pre-approved logos, copy, content categories for placement of icons, etc.).

         1.6 [****] In addition, FLOWERS shall, on a reasonably periodic basis, promote a reasonable number of special offers through the Online Area (e.g., free gift certificates to AOL Members upon the purchase of Product(s) and tie-ins to AOL's reward or frequent purchaser points program (upon development of such program by AOL, and on terms of participation in such program by FLOWERS that are mutually agreed by the parties), etc.) (the "Special Offers"). FLOWERS shall (a) provide AOL with reasonable prior notice of Special Offers so that AOL can market the availability of such Special Offers in the manner AOL deems appropriate in its editorial discretion and (b) ensure that the Special Offers are the best offers in all material respects when compared with any other such offers made available by or on behalf of FLOWERS through any interactive, online or Internet media during the same time the Special Offers are made available; provided that clause (b) shall not apply to a Special Offer to the extent that FLOWERS cannot make such offer available in the event such offer requires certain support technology from AOL which AOL cannot, or elects not to, provide. In addition, FLOWERS shall provide reasonably increased support for online contest and other special promotions, including, without limitation, greater contribution of flowers and gifts for use as prizes and give-aways.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

         1.7 SERVICE CHARGES. In connection with any Product ordered through the AOL Network, FLOWERS may not, without the prior written consent of AOL, require the purchaser to pay (a) any shipping, handling or similar charges or (b) any processing, service or similar charges (the "Service Charges") in excess of (i) the Service Charge assessed for similar orders placed through FLOWERS telephone order system or (ii) [****] of the Service Charge assessed by FLOWERS inany online or Internet-based sales channel; provided that, except as mutually agreed by the Parties, the AOL Service Charge shall never be lower than [****].

         1.8 DISCLAIMERS. FLOWERS agrees that a product disclaimer in substantially the following form will be displayed in a legal notice screen to be placed in a mutually agreed upon spot in the listbox in the Customer Service portion of the Online
                  Area:

                           "AOL AND ITS AFFILIATES WILL NOT BE A PARTY TO ANY TRANSACTION BETWEEN ANY PURCHASER AND FLOWERS, AND, EXCEPT AS EXPRESSLY PROVIDED IN AOL'S SHOPPING CHANNEL SATISFACTION GUARANTEE (AVAILABLE AT KEYWORD "GUARANTEE"), ALL ASPECTS OF SUCH TRANSACTIONS INCLUDING BUT NOT LIMITED TO PURCHASE TERMS, PAYMENT TERMS, WARRANTIES, GUARANTEES, MAINTENANCE, AND DELIVERY ARE SOLELY BETWEEN PURCHASER AND FLOWERS. AOL AND ITS AFFILIATES PROVIDE NO GUARANTEES OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE QUALITY, MAKE, OR PERFORMANCE OF THE PRODUCTS OR SERVICES AVAILABLE THROUGH THIS AREA. ALL SUCH GUARANTEES OR WARRANTIES, IF ANY, ARE DIRECTLY BETWEEN FLOWERS OR CATALOGER AND THE PURCHASER."

         1.9 LICENSE. FLOWERS hereby grants AOL a non-exclusive worldwide license to market, license, distribute, display, perform, transmit and promote the Online Area contained therein through the AOL Network solely for the purposes described herein. AOL Members shall have the right to access and use the Online Area free of charge during the term of the Agreement. Subject to such license, FLOWERS retains all right, title to and interest in the Licensed Content.

         1.10 AOL LOOK AND FEEL. FLOWERS acknowledges and agrees that AOL shall own all right, title and interest in and to the AOL Look and Feel, subject to FLOWERS's ownership rights in the Licensed Content, including, without limitation, any "look and feel" rights of FLOWERS specifically associated with the Licensed Content and the Online Area.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

2.       ONLINE AREA - MANAGEMENT AND MAINTENANCE.

         2.1 MANAGEMENT OF ONLINE AREA. FLOWERS shall manage, review, delete, edit, create, update and otherwise manage all content and services available on or through the Online Area, including but not limited to the Licensed Content and message boards, in a timely and professional manner and in accordance with the terms of this Agreement and AOL's applicable Terms of Service. As set forth in further detail in Section 2.1 of Exhibit C, FLOWERS shall be responsible for all costs and expenses related to production work for the Online Area. FLOWERS shall use reasonable efforts to keep the Online Area current, accurate and well-organized. FLOWERS warrants that the Online Area (i) will not infringe on or violate any copyright, U.S. patent or any other third-party right; and
                  (ii) will not contain any Content which violates any applicable law or regulation. FLOWERS will use commercially reasonable best efforts to ensure that the Online Area conforms to AOL's applicable Terms of Service. AOL shall have no obligations with respect to the Content available on or through the Online Area, including, but not limited to, any duty to review or monitor any such Content.

         2.2 ACCESS EQUIPMENT. FLOWERS shall provide all computer, telephone and other equipment or resources necessary for FLOWERS to access the AOL Network, except for the AOL proprietary client software necessary to access the AOL Network and the publishing tools to be provided by AOL pursuant to Exhibit C.

         2.3 DUTY TO INFORM. FLOWERS shall use all reasonable efforts to promptly inform AOL of any written information (or any verbal information received by a senior executive of FLOWERS) related to the Online Area which could reasonably lead to a claim, demand, or liability of or against AOL and/or its Affiliates by any third party.

         2.4 OVERHEAD ACCOUNTS. FLOWERS shall be granted a reasonable number of Overhead Accounts, as mutually determined by AOL and FLOWERS, for the exclusive purpose of enabling it and its agents to perform FLOWERS's duties under this Agreement. FLOWERS shall be responsible for the actions taken under or through its Overhead Accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any Overhead Account issued to FLOWERS, but FLOWERS shall not be liable for charges incurred by any Overhead Account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL shall bear. Upon the termination of this Agreement, all Overhead Accounts, related screen names and any associated usage credits or similar rights, shall automatically terminate. AOL shall have no liability for loss of any data or content related to the proper termination of any Overhead Account.

         2.5 CUSTOMER SERVICE. It is the sole responsibility of FLOWERS to provide customer service to persons or entities purchasing Products through the AOL Network

                  ("Customers") regarding any Products or related transactions. In addition to complying with the Customer Service Requirements set forth in Exhibit E, and any reasonable changes thereto that AOL may make from time to time, FLOWERS shall ensure same-day delivery for orders received before 12:30 p.m. in the time zone where the order is to be delivered. If same-day service will not be feasible for a particular order, FLOWERS agrees to use its best efforts (e-mail, phone, etc.) to notify the customer that the order will be delivered the next day. Next-day delivery will always be attempted, even during busy holiday seasons. Furthermore, the "cut-off" time of 12:30 p.m. may be expanded or contracted by FLOWERS during holiday periods according to significant changes in market demand. FLOWERS will use all reasonable efforts to notify AOL before the "cutoff" time is changed. FLOWERS agrees that the cutoff time for accepting orders from AOL customers shall be no sooner than the cutoff time for any other FLOWERS online or Internet-based partner, subject to earlier cutoff times for AOL customers during specific performance failures of the AOL Network (e.g., downtime of e-mail, Standard Clerk Tools). FLOWERS shall bear all responsibility for compliance with federal, state and local laws in the event the Products are out of stock or are no longer available at the time an order is received. Title to Product(s) shall remain in FLOWERS and shall be transferred directly from FLOWERS to the Customers. Payment for FLOWERS Product(s) shall be collected by FLOWERS directly from Customer. FLOWERS shall bear the entire economic risk of shipment and payment for FLOWERS Product(s).

         2.6 ERROR RATES. Recognizing the subjective nature of a custom-made floral order, to the extent that an error does occur or is alleged to occur by an AOL Member, FLOWERS will rectify the situation as set forth in Exhibit E. FLOWERS will use its best efforts to achieve an error rate on orders taken through the AOL Network that does not exceed [****]
                  (the "Performance Standard"). For purposes of this paragraph, an "error" is defined as an order that, due primarily to the failure of FLOWERS or its florists, (i) is not delivered pursuant to FLOWERS customary delivery schedules,
                  (ii) is delivered to an incorrect location, (iii) or does not arrive in reasonably good condition. In the event that FLOWERS fails to meet the Performance Standard, as determined on a monthly basis, for a period of two consecutive months, then AOL shall send FLOWERS a written notice specifying the details of any such failures and affording FLOWERS thirty (30) days to comply with the Performance Standard. If FLOWERS does not cure said default within thirty (30) days then AOL shall have the right to terminate this Agreement. Flowers agrees to use best efforts in correcting any problems reported by AOL and will act accordingly to correct any problems. FLOWERS will provide a monthly report to AOL no later than thirty (30) days after the end of each calendar month that shows all known errors and measures the rate of properly-completed orders versus orders processed with an "error" (as defined above). Without limiting the foregoing, in the event
                  (a) the error rate achieved by FLOWERS is above [****] but below [****] and (b) AOL receives a significant number of complaints from AOL Members

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  regarding errors, the parties shall discuss in good faith the means by which the error rate may be improved.

         2.7 TECHNICAL CONFORMANCE. FLOWERS shall take all commercially reasonable steps necessary to conform its promotion and sale of Products through the Online Area to the then-existing commerce technologies made available to FLOWERS by AOL. Notwithstanding the foregoing, FLOWERS and AOL shall take all commercially reasonable efforts to develop and implement a new order transfer mechanism (to be mutually agreed upon by the Parties as soon as commercially practicable following execution hereof) to replace the FTP process currently used by FLOWERS for receipt of orders from AOL.

         2.8 ADDITIONAL TRANSACTION MECHANISMS. FLOWERS shall only be permitted to promote and/or offer Products to be sold through the Online Area using AOL's then-available "clerk" transaction tools ("Standard Clerk Tools"). To the extent the Parties agree that FLOWERS shall be permitted to sell Products from FLOWERS's site on the World Wide Web through a hybrid browser or other similar form, the Parties shall mutually agree upon a transaction mechanism (an "Alternative Transaction Mechanism") for the purchase of Products, which Alternative Transaction Mechanism shall include FLOWERS's plan for reporting information to AOL regarding sales of Products. In the event an Alternative Transaction Mechanism is agreed upon, the parties shall mutually agree on (a) any new revenue-sharing provisions relating to the sales occurring through such means and (b) any changes in the revenue targets set forth in Sections 4 and 10. All sales under the Alternative Transaction Mechanism shall count towards such revenue targets.

3.       MARKETING AND PROMOTION.

         3.1 BY FLOWERS. FLOWERS shall use commercially reasonable efforts to market the Online Area, and shall, at a minimum, perform the following obligations:

                  3.1.1 FLOWERS shall cooperate with and reasonably assist AOL in supplying material for AOL's marketing and promotional activities which relate to the Online Area.

                  3.1.2 FLOWERS shall perform any New Member acquisition obligations set forth in Exhibit D and shall not perform any member or subscriber acquisition obligations on behalf of any interactive, online or Internet service provider (including, without limitation, NetCom, EarthLink, CompuServe, Microsoft Network; and AT&T WorldNet).

                  3.1.3 FLOWERS shall prominently and regularly promote the Online Area (making specific mention of its availability through the America Online(R)service) in
                           (i) approximately [****] of FLOWERS-controlled television, radio or print advertisements that are produced after

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                           the Effective Date and that specifically mention any of FLOWERS's online or Internet-based shopping functionality and (ii) approximately [****] of any publications, programs, features or other forms of media under FLOWERS's control (excluding the advertisements subject to clause (i)). In this regard, in any instances when FLOWERS makes promotional reference in any print advertisements to its World Wide Web site(s) (each a "FLOWERS Web Site") (each reference, a "Web Reference"), FLOWERS shall include a specific reference to the Online Area's availability through the America Online(R)service of at least equal prominence to the Web Reference; any listings of the applicable "URL(s)" for such web site(s) (each a "Web Reference") shall include a listing of the AOL "keyword" for the Online Area of at least equal prominence to the Web Reference. AOL acknowledges that an occasional, unintentional failure to comply with the foregoing promotional commitments shall not be deemed a breach of the Agreement.

                  3.1.4 FLOWERS shall ensure that (a) AOL is given the exclusive first opportunity to participate in [****] of any online or Internet-related marketing and promotional activities, initiated and/or controlled by (directly or through an advertising agency) FLOWERS, which FLOWERS desires to conduct with any entity which could reasonably be construed to be or become in competition with AOL [****] subsequent to execution hereof (so long as AOL informs FLOWERS of its desire to participate in any such activity within five (5) business days following receipt of written notice from FLOWERS detailing the opportunity) and (b) AOL receives substantially more promotion and marketing (in value, duration, prominence, etc.) from FLOWERS than either [****] receives from FLOWERS. In addition, FLOWERS shall not affirmatively promote, market or distribute the products or services of the following [****]; provided that this provision shall not prevent FLOWERS from promoting, marketing, advertising or distributing its own Products through such entities, subject to Section
                           1.6. FLOWERS shall not enter into any significant marketing, distribution, advertising or promotional arrangement related to either [****] following the execution hereof (excluding any business-to-business arrangement).

                  3.1.5 FLOWERS shall include each of the following promotions for the Online Area and AOL within each FLOWERS Web Site during the term of the

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                           Agreement: (i) a prominent "Try AOL" feature in the area where FLOWERS mentions its business partners (which is currently known as "About 1-800-FLOWERS") where users can obtain promotional information about AOL products and services and, at AOL's option, download or order AOL's then-current version of client software for the America Online(R)brand service and (ii) a link from the FLOWERS Web Site to AOL's primary site on the World Wide Web. In addition, in the event FLOWERS commences the sale of advertising on any FLOWERS Web Site, FLOWERS shall reserve no less than fifteen percent (15%) of FLOWERS unsold advertising inventory on such FLOWERS Web Site for use by AOL at no cost to AOL.

         3.2      BY AOL.

                  3.2.1 AOL shall provide prominent online promotion for the Online Area across the AOL Service using promotional mechanisms chosen from time to time by AOL in its reasonable discretion from among the following, all as set forth in Exhibit B (the "Promotional Plan"):
                           (a) pop-up advertisements within the Personal Finance, Sports and Shopping channels; (b) the AOL "Welcome Screen"; and (c) appropriate holiday/theme areas (including Thanksgiving, Christmas/Hanukkah, Valentine's Day, Easter, Mother's Day, New Year's and Secretaries' Week). In addition, also as set forth in Exhibit B, AOL shall provide FLOWERS with a consistent and prominent promotional presence in the following areas on the AOL Service: Shopping newsletters, Gift Reminder, Lifestyles, Interests, and Romance. Promptly following execution hereof, AOL in consultation with FLOWERS shall develop a mutually agreed detailed promotional plan regarding the above commitments based on Exhibit B. The parties agree that Exhibit B is not intended to exclude any additional promotional mechanisms or plans. On a periodic basis, no less than quarterly, the parties shall review and modify, as applicable, the promotional plan in a continuing effort to have a current and effective promotional plan. If AOL is unable to deliver any particular promotion pursuant to Exhibit B, the Parties will cooperate in good faith to develop a replacement program that will include providing FLOWERS with a substitute promotion of similar quality, nature and value. In addition, AOL shall use commercially reasonable best efforts to include FLOWERS when AOL makes promotional references to online shopping which include references to online partners in AOL's promotions, marketing or advertising; provided that AOL shall not be required to make such inclusion when making promotional references to (a) a single online partner or (b) online partners who make up a specific product category (other than floral products). The Parties will also explore the creation of [****] on the AOL Service.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  3.2.2 AOL shall provide FLOWERS with a prominent promotional position (an "Anchor Tenancy") on the relevant main screen that is pointed to from the floral products department/category listed in the "Shopping Channel" on the AOL Service. Anchor Tenancy shall entitle FLOWERS to placement that is no less prominent and favorable in size and position on the screen than any other third party with an Anchor Tenancy on such main screen.

                  3.2.3    [****]

                  3.2.4 AOL shall be entitled, in its reasonable discretion, to list, promote and offer for the benefit of FLOWERS individual Products or specific subsets of Products offered by FLOWERS through features within the AOL Network managed and maintained by AOL, its Affiliates or their agents, including without limitation, special gift collections and product search services. In the event such listings, promotions or offers involve text or multimedia descriptions which differ from the descriptions appearing within the Online Area, such modified descriptions shall be subject to the prior approval of FLOWERS, which shall not be unreasonably withheld or delayed.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

         3.3 PROMOTIONAL MATERIALS/PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any marketing, advertising, press releases and all other promotional materials related to the Online Area and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Materials"); provided, however, that either Party's use of screen shots of the Online Area for promotional purposes shall not require the approval of the other Party so long as the AOL Network is clearly identified as the source of such screen shots. Each Party shall solicit and reasonably consider the views of the other Party in designing and implementing such Materials. A Party whose approval is sought shall respond within five (5) business days of its receipt of the Materials. If such Party fails to respond within such five-day period, then its consent shall be deemed given. Once approved, the Materials may be used during the term of this Agreement by a Party and its affiliates for the purpose of promoting the Online Area and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. No press release, public announcement, confirmation or other public statement regarding this Agreement or the contents hereof shall be made without the prior written consent of the other Party, which consent shall not be unreasonably withheld. It is agreed and understood that the Parties shall work together to prepare a press release to be issued as soon as reasonably possible following execution hereof and in no event more than ten (10) business days thereafter. Notwithstanding the foregoing, either Party may issue a press release or other disclosure without the consent of the other Party, if such disclosure is required pursuant to Section 6 (and in accordance therewith).

         3.4 TRADEMARK LICENSE. In designing and implementing the Materials and subject to the other provisions contained herein, FLOWERS shall be entitled to use the following trade names, trademarks, and service marks of AOL: the "America Online(R)" (brand service, "AOL(TM)" service/software and AOL's triangle logo; and AOL and its Affiliates shall be entitled to use the following trade names, trademarks, and service marks of FLOWERS solely in connection with this Agreement:
                  1-800-Flowers, Gift Concierge Service, World's Favorite Florist, Freshness Care System, Fresh Thoughts (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice; and
                  (iii) uses the other Party's Marks in accordance with written guidelines provided to such Party by the other Party.

                  3.4.1 OWNERSHIP OF TRADEMARKS. Each Party acknowledges the ownership of the other Party in the Marks of the other Party and agrees that all use of the other Party's Marks (including all goodwill associated with the Marks) shall inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's

                           Marks will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party, including, without limitation, seeking to register the other Party's Marks as part of a composite Mark.

                  3.4.2 QUALITY STANDARDS. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks shall conform to quality standards set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

                  3.4.3 INFRINGEMENT PROCEEDINGS. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

         3.5 ADDITIONAL AGREEMENTS. In order to expand FLOWERS's exposure on the AOL Service beyond the AOL-Controlled Areas, AOL shall use commercially reasonable efforts to assist FLOWERS in establishing promotional, marketing, advertising and/or distribution relationships with AOL's content providers to be the provider of the FLOWERS Products to or through such entities. In addition, the Parties shall work together in good faith to approach other entities (e.g., those entities in which AOL has an ownership interest) to promote, market and distribute FLOWERS and its Products through such entities. Without limiting the foregoing, AOL shall approach [****] on behalf of FLOWERS to discuss establishment of a promotional, marketing, advertising and/or distribution arrangement. The Parties shall also explore distribution of the Online Area through AOL's "AOL.COM" brand Internet site and international versions of the AOL Service. With respect to all of the foregoing promotional, marketing, advertising or distribution arrangements that result in a contractual relationship, (a) AOL shall be entitled to receive a negotiated percentage (as agreed upon in good faith by the Parties) of the gross revenues (as defined in any such contract) and upfront payments (if any) pursuant to any such arrangements and (b) with respect to arrangements relating to international versions of the AOL Service, FLOWERS will, for a period of [****] following execution of the Agreement, upon AOL's request, work solely with AOL to approach the operators of such versions and to develop proposed arrangements therewith. In particular, the Parties agree that AOL shall extend the terms and conditions of this Agreement to include distribution of the Online Area through AOL Canada;

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  provided that AOL Canada agrees to such terms and conditions. FLOWERS acknowledges and agrees that AOL does not guarantee
                  (a) that any of the entities to be approached under this
                  Section 3.5 will agree to enter an arrangement with FLOWERS, or (b) that the terms and conditions of any arrangement that any such entity may agree to enter will resemble in any respect the terms and conditions of this Agreement (including without limitation the promotion and exclusivity provisions hereof).

4.       PAYMENTS: REPORTS.

         4.1      INITIAL PAYMENTS.

                  4.1.1 Subject to Section 10, FLOWERS shall pay AOL in immediately available funds wired to AOL's account the total [****], as follows: (a) upon execution hereof, [****], (b) on June 30, 1998, [****], (c) on
                           December 15,1998, [****] and (d) on June 30, 1999,
                           [****] AOL shall earn a portion of the initial [****] payment not to exceed [****] in accordance with the milestones set forth in Exhibit F.

                  4.1.2 In the event cumulative Sales Revenues excluding Service Charges (the "Merchandise Revenues") for the first year commencing on July 1, 1997 ("Year 1") and the second year following Year 1 ("Year 2") equal or exceed [****], FLOWERS shall pay AOL the non-refundable sum of [****] in equal installments on the first day of each calendar quarter during the third year following Year 2 ("Year 3").

                  4.1.3 In the event (a) cumulative Merchandise Revenues for Years 1, 2 and 3 equal or exceed [****] or (b) Merchandise Revenues in Year 3 equal or [****], FLOWERS shall pay AOL the non-refundable sum of [****] in equal installments on the first day of each calendar quarter during the fourth year following Year 3 ("Year 4").

         4.2      SHARING OF SALES REVENUES.

                  4.2.1 During each of Year 1 and Year 2, FLOWERS shall pay AOL an amount equal to [****] of all Sales
                           Revenues in such year; provided that (a) in Year 1 FLOWERS shall pay such amount only for Sales

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                           Revenues occurring on or after July 1, 1997 (all revenues prior to such date being accounted for pursuant to Section 4.5) and (b) in the event Sales Revenues in either Year 1 or Year 2 equal or exceed [****] in such year (such amount in each year, a "Yearly Hurdle"), FLOWERS shall pay AOL an amount equal to [****] of all Sales Revenues thereafter in such year. The amount, if any, by which a Yearly Hurdle in Years 1, 2, 3 or 4 exceeds the total Sales Revenues in any such year is called a "Yearly Shortfall." The Yearly Hurdle for each year shall be increased by the amount of the Yearly Shortfall from the prior year. The existence of a Yearly Shortfall in any year shall not in any respect constitute a breach of this Agreement by either Party.

                  4.2.2 During Year 3, in the event AOL is entitled to receive a [****] pursuant to Section 4.1.2, FLOWERS shall pay AOL (in addition to the [****]) an amount equal to [****] of all Sales Revenues; provided that in such event and in the event Sales Revenues in Year 3 equal or exceed [****] (also, a "Yearly Hurdle" subject to adjustment as set forth in Section 4.2.1), FLOWERS shall pay AOL an amount equal to [****] of all Sales Revenues thereafter in Year 3. In the event AOL is not entitled to receive a [****] pursuant to Section 4.1.2, FLOWERS shall pay AOL an amount equal to [****] of all Sales Revenues during Year 3 until the total Sales Revenues during Year 3 equal or exceed the amount of the Yearly Shortfall in Year 2, at which point FLOWERS shall pay AOL an amount equal to [****] of all Sales Revenues thereafter in Year 3.

                  4.2.3 During Year 4, in the event AOL is entitled to receive a [****] pursuant to Section 4.1.3, FLOWERS shall pay AOL (in addition to the [****]) an amount equal to [****] of all Sales Revenues; provided that in such event and in the event Sales Revenues in Year 4 equal or exceed [****] (also, a "Yearly Hurdle" subject to adjustment as set forth in
                           Section 4.2.l), FLOWERS shall pay AOL an amount equal to [****] of all Sales Revenues thereafter in Year 4. In the event AOL is not entitled to receive a [****] pursuant to Section 4.1.3, FLOWERS shall pay AOL an amount equal to [****] of all Sales Revenues during Year 4 until the total Sales Revenues during Year 4 equal or exceed the amount of the Yearly Shortfall in Year 3, at which point FLOWERS shall pay AOL an amount equal to [****] of all Sales Revenues thereafter in Year 4.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  4.2.4 In the event at any time during the term of the Agreement, cumulative Merchandise Revenues equal or exceed [****], FLOWERS shall pay AOL an amount equal to [****] of all Sales Revenues thereafter.

                  4.2.5 Each month, FLOWERS shall pay all amounts owed pursuant to this Section 4.2 within thirty (30) days of the end of such month. Each payment to AOL shall include any reporting required pursuant to Section
                           4.8 below.

         4.3 EXHIBIT C FEES. FLOWERS shall pay AOL in accordance with the payment terms and conditions agreed upon by the Parties in connection with the AOL services that may be agreed upon pursuant to Section 2.1 of Exhibit C.

         4.4 NEW MEMBER BOUNTIES. In consideration of FLOWERS's New Member acquisition efforts pursuant to Section 3.1.5 and Exhibit D, AOL shall pay FLOWERS a fee of [****] for each New Member acquired as a direct result of such efforts (a "New Member Bounty").

         4.5 OLD AGREEMENT AMOUNTS. Each Party shall pay the other Party all outstanding amounts due and payable to the other Party pursuant to Section 1 of the Old Agreement (as defined in Section 11.8) in the time and manner prescribed therein. FLOWERS shall pay AOL for sales of Products occurring hereunder subsequent to the Effective Date and prior to July 1, 1997, based on the structure set forth in Section 1 of the Old Agreement [****].

         4.6 LATE PAYMENTS. All amounts owed hereunder not paid when due and payable will bear interest from the date such amounts are due and payable the rate of [****] per year.

         4.7 AUDITING RIGHTS. FLOWERS shall maintain complete, clear and accurate records of all expenses, revenues and fees in connection with the performance of this Agreement. For the sole purpose of ensuring compliance with this Agreement, AOL shall have the right, at its expense, to direct an independent certified public accounting firm to conduct a reasonable and necessary inspection of portions of the books and records of FLOWERS which are relevant to amounts payable to AOL pursuant to this Agreement. Any such audit may be conducted once per year after twenty (20) business days, prior written notice. Any audit shall be at AOL's sole cost and expense unless a discrepancy of the greater of [****] or [****] is found, in which case FLOWERS will pay all reasonable costs and expenses related to the audit, not to exceed [****].

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

         4.8 REPORTS. Each Party shall each provide the other Party with certain reports evidencing the reporting Party's compliance with its obligations under the Agreement and detailing certain information, all as set forth below, which may be mutually amended from time to time by the parties.

                  4.8.1 SALES REPORTS. Consistent with the reports currently supplied by FLOWERS to AOL, FLOWERS shall provide AOL with a periodic report detailing the following activity in such period: Sales Revenue, chargebacks and credits for returned or cancelled goods or services (and, where possible, an explanation of the type of reason therefor, e.g., bad credit card information, poor customer service, etc.), and credit card processing fees charged and/or collected by the credit card issuer.

                  4.8.2 PROMOTIONAL REPORTS. Each Party shall provide the other Party with a quarterly report documenting its compliance with any promotional commitments it has undertaken pursuant to the Agreement. In reporting any promotion, the Party should describe the nature of promotion, its duration and any other relevant information regarding the promotion, including any required information set forth in the description of each promotion.

                  4.8.3 FRAUDULENT TRANSACTIONS. To the extent permitted by applicable laws, FLOWERS shall provide AOL with a prompt report of any fraudulent order, including the date, screenname and amount associated with such order, following FLOWERS obtaining knowledge that the order is, in fact, fraudulent.

                  4.8.4 AOL REPORTS. AOL shall provide FLOWERS with monthly reports specifying for the prior month aggregate hourly usage within the Online Area and other mutually agreed-upon information relating to the Online Area.

         4.9 TAXES. FLOWERS shall collect and pay and indemnify and hold AOL harmless from, any sales, use, excise, import or export value added or similar tax or duty not based on AOL's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including reasonable attorneys' fees, in the event litigation or any regulatory proceeding, investigation or action is commenced.

5. REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

6. CONFIDENTIALITY. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it shall take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of [****] following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than duplication by or disclosure to its employees or affiliates who must have access to such Confidential Information to perform such Party's obligations hereunder, who shall each agree to comply with this Section 6 of this Agreement. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order, as evidenced by a written opinion of legal counsel. In such event, the disclosing Party shall provide at least five (5) business days, prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party shall (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request (at the expense of the primary party seeking to limit disclosure) to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

7.       SOLICITATION/PROMOTION.

         7.1 SOLICITATION OF SUBSCRIBERS. During the term of this Agreement, and for the [****] following the expiration or termination of this Agreement, neither FLOWERS nor its affiliates or agents (such agents acting at the direction of FLOWERS) will use the AOL Network to (i) solicit, or participate in the solicitation of AOL Members when that solicitation is for the benefit of any AOL Competitor or (ii) promote any services which could reasonably be construed to be in competition with the business of AOL in providing Internet, online or related services. In addition, FLOWERS may not send any AOL Member e-mail communications through the AOL Network without a "Prior Business Relationship." For purposes of this Agreement, a "Prior Business Relationship"

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  shall mean that the AOL Member has either (i) engaged in a transaction with FLOWERS through the AOL Network or (ii) voluntarily provided information to FLOWERS through a contest, registration, or other communication, which, in the case of clause (ii), included notice therein to the AOL Member that the information provided by the AOL Member could result in an e-mail being sent to that AOL Member by FLOWERS or its affiliates or agents. A Prior Business Relationship does not exist by virtue of an AOL Member's visit to the Online Area (absent the additional elements described above).

         7.2 COLLECTION OF MEMBER INFORMATION. FLOWERS is prohibited from collecting AOL Member screennames from public or private areas of the AOL Network, except as specifically provided below; provided that FLOWERS is allowed to receive screennames within the Online Area, subject to the provisions below. FLOWERS shall ensure that any survey, questionnaire or other means of collecting Member Information including, without limitation, requests directed to specific AOL Member screennames and automated methods of collecting screennames (an "Information Request") complies with (i) all applicable laws and regulations, (ii) AOL's applicable Terms of Service and (iii) any privacy policies which have been issued by AOL in writing during the term of the Agreement and made available to FLOWERS (the "AOL Privacy Policies"). Each Information Request shall clearly and conspicuously specify to the AOL Members at issue the purpose for which Member Information collected through the Information Request shall be used (the "Specified Purpose").

         7.3 USE OF MEMBER INFORMATION. FLOWERS shall restrict use of the Member Information collected through an Information Request to the Specified Purpose. In no event shall FLOWERS (i) provide AOL Member names, screennames, addresses or other identifying information (excluding any such information (e.g., name) that was received by FLOWERS from an AOL Member via another FLOWERS sales channel and was not overlaid against or otherwise derived from other information received from such member via the AOL Service or the Online Area) ("Member Information") to any third party (except to the extent specifically (a) permitted under the AOL Privacy Policies or (b) authorized by the members in question), (ii) rent, sell or barter Member Information, (iii) identify, promote or otherwise disclose AOL Member names, screennames, addresses or other identifying information in a manner that identifies AOL Members as end-users of the AOL Network or (iv) otherwise use any Member Information in contravention of Section 7.1 above.

8.       LIMITATION OF LIABILITY; DISCLAIMER; INDEMNIFICATION.

         8.1 LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM THE SALE OF PRODUCTS, THE USE OR

                  INABILITY TO USE THE AOL NETWORK, THE AOL SERVICE OR THE ONLINE AREA, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EXCEPT AS PROVIDED IN
                  SECTION 8.3, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR MORE THAN THE AGGREGATE AMOUNTS TO BE PAID TO AOL BY FLOWERS IN ANY YEAR UNDER THIS AGREEMENT.

         8.2 NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE AOL SERVICE OR THE ONLINE AREA, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE ONLINE AREA.

         8.3 INDEMNITY. Either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third-party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement, except to the extent Liabilities result from the negligence or misconduct of, or material breach of any duty, representation, or warranty of this Agreement by, the other Party.

         8.4 CLAIMS. Each Party agrees to (i) promptly notify the other Party in writing of any indemnifiable claim and give the other Party the opportunity to defend or negotiate a settlement of any such claim at such other Party's expense, and (ii) cooperate fully with the other Party, at that other Party's expense, in defending or settling such claim. Each Party reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by the other Party hereunder, and in such event, such other Party shall have no further obligation to provide indemnification for such matter hereunder.

         8.5 ACKNOWLEDGEMENT. AOL and FLOWERS each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in this Agreement are intended to limit the circumstances and extent of liability. The provisions of this Section 8 shall be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

9. AOL TERMS OF SERVICE; UNSPECIFIED CONTENT. AOL shall have the right to remove, or direct FLOWERS to remove any Content which, as reasonably determined by AOL (i) violates AOL's then-standard Terms of Service (as set forth on the AOL Service) or the terms of this Agreement or (ii) belongs to a type or category of Content not specifically contained within the Online Areas as of the Effective Date subject further to the provisions of Section 1.2 hereof.

10.      TERM AND TERMINATION.

         10.1 TERM. Unless earlier terminated as set forth herein, the term of this Agreement shall commence on the Effective Date and expire on June 30, 2001.

         10.2 TERMINATION. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof (or, in the case of an alleged breach which cannot with due diligence be cured within a period of thirty (30) days, so long as the party institutes measures to cure such breach within such thirty (30) day period and thereafter takes all reasonable measures to cure such alleged breach, such party shall have an additional period of sixty (60) days to cure such alleged breach, subject to Section 11.1. In addition, either Party may terminate this Agreement immediately following written notice to the other Party (i) if the other Party ceases to do business, becomes or is declared insolvent or bankrupt, is the subject of any proceeding related to its liquidation or insolvency which is not dismissed within ninety (90) calendar days or makes an assignment for the benefit of creditors or (ii) in the event of consummation of an acquisition of the other Party, or all or substantially all of the assets of such other Party, through merger, asset acquisition, stock acquisition or otherwise, by a direct competitor of the Party giving such notice. In addition, in the event (a) cumulative Merchandise Revenues in Years 1 and 2 equal less than [****], (b) total Merchandise Revenues in Year 2 equal less than [****] in such year, (c) total Merchandise Revenues in Year 3 equal less than [****] in such year, or (d) cumulative Merchandise Revenues for Years 1, 2 and 3 equal less than [****], AOL shall have the right to terminate the Agreement upon thirty (30) days, written notice to FLOWERS. In the event AOL desires to terminate the Agreement pursuant to clauses (a) or (b), the Agreement shall terminate on the date on which the total Sales Revenues equal or exceed [****]; provided that (i) in the event such date has not occurred as of the end of Year 3, the Agreement shall continue under the same terms except that during the period following the end of Year 3, Sections 1.6, 1.7, 3.1 and 3.2 shall not apply and (ii) in no event shall the

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  Agreement continue beyond the end of Year 4. In the event that, prior to the end of Year 2, AOL is considering termination of the Agreement pursuant to clauses (a) or (b) above, AOL shall provide FLOWERS with written notice at least thirty (30) days prior to the end of Year 2 that AOL is reserving its right to so terminate; in such event, FLOWERS shall be entitled to withhold the [****] otherwise due to AOL pursuant to Section 4.1.1, until AOL notifies FLOWERS that AOL elects not to terminate the Agreement pursuant to either such clause, at which time FLOWERS shall pay AOL such amount. In the event AOL desires to terminate the Agreement pursuant to clause (c) or (d) above, the Agreement shall terminate on the date on which the total Sales Revenues equal or exceed [****]; provided that (i) during the period following the end of Year 3 Sections 1.6, 1.7, 3.1 and 3.2 shall not apply and (ii) in no event shall the Agreement continue beyond the end of Year 4. In no event shall AOL be entitled to terminate the Agreement pursuant to clauses (a),
                  (b), (c) or (d) to the extent that AOL's addition of "sub" services within the AOL Service renders FLOWERS unable to meet the revenue targets set forth in such clauses. AOL shall also have the right of termination specified in Section 2.6. In no event shall the failure of Merchandise Revenues or Sales Revenues to equal or exceed certain revenue targets set forth in Section 4 and this Section 10.2 be deemed a material breach of the Agreement by either AOL or FLOWERS.

         10.3 EFFECT OF TERMINATION. In the event of termination by FLOWERS based on a material breach of the Agreement by AOL during any Year (as defined in Section 4), FLOWERS shall not be required to pay AOL the amounts otherwise due to AOL pursuant to
                  Section 4.1 for such Year. For example, if FLOWERS terminates the Agreement in Year 1 on April 15, 1998, FLOWERS shall not be obligated to pay AOL the [****] required by Section 4.1.1, nor any fees except those earned as of the date of termination. In the event of termination by AOL based on a material breach of the Agreement by FLOWERS during any Year (as defined in Section 4), FLOWERS shall pay AOL within thirty (30) days of the date of termination all amounts otherwise due to AOL pursuant to Section 4.1 for such Year. For example, if AOL terminates the Agreement in Year 1 on May 15, 1998, FLOWERS shall pay AOL by June 15, 1998, the [****] required by Section 4.1.1 (otherwise due to AOL on June 30, 1998). Notwithstanding the foregoing, each Party shall be entitled upon termination due to breach of the Agreement by the other Party to seek all additional remedies for such breach which the Party may possess at law or in equity.

11.      GENERAL PROVISIONS.

         11.1 EXCUSE. Neither Party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence; provided: (i) the delayed Party gives the other Party written notice of such cause or condition promptly and
                  (ii) uses its reasonable best efforts to promptly correct such failure or delay. For purposes of this provision, a delay or non-performance shall not be deemed beyond the reasonable control of the Party affected if such delay or non-performance would not have occurred had the affected Party been performing in accordance with the provisions of the Agreement.

         11.2 INDEPENDENT CONTRACTORS. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative, or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

         11.3 NOTICE. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available, to the address of the Party to whom the same is directed as such addresses are set forth in the introduction to this Agreement.

AMERICA ONLINE                                   FLOWERS
Attn:  Wendy L. Brown                            Attn: Christopher G. McCann
                                                 Copy to:  Donna Iucolano

With copies to:                                  With copy to:
Senior Vice President, Business Affairs and      Gerard M. Gallagher
Vice President and General Counsel               Gallagher, Walker & Bianco
America Online, Inc.                             98 Willis Avenue
22000 AOL Way                                    Mineola, NY  11501
Dulles, VA  20166

         11.4 NO WAIVER. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

         11.5 RETURN OF INFORMATION. Upon the expiration or termination of this Agreement, each Party shall, upon the other Party's written request, either return or destroy (at the option of the Party receiving the request) all Confidential Information, documents, manuals and other materials specified by the other Party.

         11.6 SURVIVAL. Sections 4, 6, 7, 8, 10.3 and 11.5 shall survive the completion, expiration, termination or cancellation of this Agreement.

         11.7 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement, and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing. Notwithstanding the foregoing, FLOWERS shall also be bound by the Terms of Service except as such Terms of Service are specifically amended by this Agreement.

         11.8 EXPIRATION OF OLD AGREEMENT. Upon the Effective Date, the Information Provider Agreement dated August 16, 1994, between the Parties (and any amendments thereto) (the "Old Agreement") shall be deemed to be terminated and of no further force and effect, except (a) as expressly set forth in Section 4.5 of this Agreement or (b) to the extent the Old Agreement contains any confidentiality provision. Except as provided for in this
                  Section 11.8, no outstanding obligations or liabilities of either Party under the Old Agreement shall survive termination of the Old Agreement.

         11.9 AMENDMENT. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed on behalf of each Party hereto, and in the case of AOL, by a senior vice president.

         11.10 FURTHER ASSURANCES. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

         11.11 RESERVATION OF REMEDIES. Except where otherwise expressly specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity; provided that, in connection with any dispute hereunder, neither Party shall be entitled to offset any amounts that such Party claims to be due and payable from the other Party against amounts otherwise payable by the claiming Party to the other Party.

         11.12 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

         11.13 ASSIGNMENT. Except for assignment, transfer or delegation by either Party to an affiliate or successor by way of merger, consolidation or sale of all or substantially all of such Party's outstanding voting securities or assets, neither Party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

         11.14 CONSTRUCTION. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

         11.15 APPLICABLE LAW; JURISDICTION. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles.

         11.16 COUNTERPARTS. This Agreement may be executed in facsimile counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                     800 FLOWERS, INC.

By:     /s/ David M. Colburn             By:     /s/ Christopher McCann
    -------------------------------          -------------------------------
Print Name: David M. Colburn             Print Name: Christopher McCann
           ------------------------                 ------------------------
Title:      Senior Vice President        Title:      Vice President
      -----------------------------            -----------------------------
Date:       7/1/97                       Date:       7/1/97
     ------------------------------           ------------------------------

                                    EXHIBIT A

DEFINITIONS. The following definitions shall apply to this Agreement:

         1.1 AFFILIATE. Any agent, distributor, or franchisee of AOL, or an entity in which AOL holds at least a [****] equity interest.

         1.2 AOL LOOK AND FEEL. The elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with online areas within the AOL Service.

         1.3 AOL MEMBER(S). Authorized users of the AOL Network, including any sub-accounts using the AOL Network under an authorized master account.

         1.4 AOL NETWORK. The AOL Service and any other information, communication, transaction or other related service owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates throughout the world through which AOL elects to offer the Online Area (including, without limitation, any CD-ROM merchandising products which may be distributed by AOL).

         1.5 AOL SERVICE. The U.S. version of the America Online(R) brand service (excluding Digital City, AOL.com, NetFind and any similar "sub" service that may be distributed by or through the America Online(R) brand service) (so long as any such additional "sub" services do not have a material adverse impact on FLOWERS).

         1.6 CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members and FLOWERS customers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or
                  (d) lawfully obtained from any third party.

         1.7 CONTENT. Information, materials, features, Products, advertisements, promotions, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

         1.8 LICENSED CONTENT. All content, services and Products offered through the Online Area pursuant to this Agreement, including any modifications, upgrades, updates, enhancements, and related documentation.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

         1.9 NEW MEMBER. Any person or entity (a) who registers for the AOL Network using FLOWERS's special promotion identifier and (b) from whom AOL or an Affiliate of AOL collects at least three monthly usage fees for the use of the AOL Network.

         1.10 ONLINE AREA. The specific area within the AOL Network where FLOWERS can market and complete transactions regarding FLOWERS's Products, as more fully described in Section 2. The Online Area shall be developed, managed and marketed by FLOWERS pursuant to this Agreement, including, but not limited to [****].

         1.11 OVERHEAD ACCOUNTS. Accounts of AOL Members for which AOL does not require payment of standard AOL subscription and usage charges.

         1.12 PRODUCTS. Any product, good or service which FLOWERS offers, sells or licenses to AOL Members through the Online Area.

         1.13 SALES REVENUES. Aggregate amounts paid by AOL Members in connection with the sale, licensing, distribution or provision of any Products, including, in each case, handling, shipping, Service Charges, and excluding, in each case, (a) amounts collected for sales or use taxes or duties, (b) credit card processing fees to the extent charged and/or collected by the credit card issuer and (c) credits and chargebacks for returned or cancelled goods or services, but not excluding cost of goods sold or any similar cost.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                                    EXHIBIT B

                                PROMOTIONAL PLAN

AOL shall provide online promotion for the Online Area totaling at least [****] impressions per year using a combination of the following promotional vehicles (and any other agreed upon promotional vehicles or methods); provided that AOL shall not be obligated to provide in excess of [****] impressions in any year.

o Banner advertising in Holiday/Theme Areas (including Thanksgiving, Christmas/Hanukkah, Valentine's Day, Easter, Mother's Day, New Year's and Secretaries Day) - total of [****] annual impressions

o 1 Sports Channel Pop-up ([****] impressions each) in February (Valentine's) and May (Mother's Day)

o 1 Personal Finance Channel Pop-up ([****] impressions each) in February (Valentine's) and May (Mother's Day)

o [****] total days of Shopping Channel "Deal of the Day" Pop-ups during the months of November (Thanksgiving), December (Winter Holidays), February (Valentine's) and May (Mother's Day).

o        Banner advertising in Sports Channel - [****] annual impressions

o Banner advertising in Personal Finance Channel - [****] annual impressions

o        Banner advertising in News Area - [****] annual impressions

o        Banner advertising in Women's Channel - [****] annual impressions

o        Banner advertising in Family Channel - [****] annual impressions

o        Banner advertising in Lifestyles Channel - [****] annual impressions

o        Banner advertising in Interests Channel - [****] annual impressions

o        Banner advertising in Romance Channel - [****] annual impressions

o E-Mail banner advertising - [****] annual impressions u Gift Reminder Impressions ([****]/month).

o        Shopping Channel Newsletter Impressions ([****]/month)

o Welcome Screen ([****] hours/year) (approximately [****] during floral holiday periods)

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                                    EXHIBIT C

                                  AOL SERVICES

1.       TECHNOLOGY ENHANCEMENT.

The Parties will schedule a technology meeting promptly following execution hereof to discuss and order priorities regarding operational enhancements to be made according to the time, manner and payment terms agreed upon by the Parties. [****]

2.       ADDITIONAL PRODUCTION: TRAINING, SUPPORT AND REPORTING.

         2.1 PRODUCTION WORK. In the event that FLOWERS requests AOL's production assistance (including the enhancements set forth in Section 1 of this Exhibit C) in connection with (i) ongoing programming and maintenance related to the Online Area, (ii) a redesign of or addition to the Online Area (e.g., a change to an existing screen format or construction of a new custom form), (iii) production to modify work performed by a third-party provider or (iv) any other type of production work, FLOWERS shall work with AOL to develop a detailed production plan for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL shall notify FLOWERS of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of an agreed-upon Production Plan, such agreement shall be reflected in a separate work order signed by the Parties. To the extent FLOWERS elects to retain a third-party provider to perform any such production work, work produced by such third-party provider must generally

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  conform to AOL's production Standards & Practices (a copy of which will be supplied by AOL to FLOWERS upon request). The specific production resources which AOL allocates to any production work to be performed on behalf of FLOWERS shall be as determined by AOL in its sole discretion.

         2.2 TRAINING. AOL shall make available to FLOWERS standard AOL training programs related to FLOWERS's management and maintenance of the Online Area (including, without limitation, the technical production classes for AOL publishing tools described below). In addition, FLOWERS will pay its own travel and lodging costs associated with its participation in any AOL training programs (including AOL's reasonable travel and lodging costs when training is conducted at the FLOWERS's offices).

         2.3 PUBLISHING TOOLS. AOL grants FLOWERS a non-exclusive, royalty-free license during the term of the Agreement to use publishing tools, which are then made generally available by AOL to its interactive content providers, solely to be used in connection with FLOWERS's construction and maintenance of its Online Area. FLOWERS recognizes that (i) AOL provides all such publishing tools on an "as is" basis, without warranties of any kind and (ii) AOL may withdraw or modify its publishing tools at any time. FLOWERS shall be required to complete AOL's then-standard technical production training classes prior to receiving access to the AOL publishing tools.

3.       OTHER PROVISIONS RELATED TO THE DELIVERY OF SERVICES.

         3.1 COOPERATION. FLOWERS shall cooperate with AOL by, among other things, making available, as reasonably requested by AOL, management decisions, responsive information and approvals to enable AOL to provide the services described above. In return, AOL shall cooperate with FLOWERS by, among other things, making available, as reasonably necessary depending on the particular services to be provided by AOL, management decisions, responsive information and approvals in connection with such services.

         3.2 INTELLECTUAL PROPERTY. AOL will not, by virtue of the performance of any of the services described herein, transfer, assign, forfeit or otherwise relinquish any intellectual property rights it may possess. FLOWERS will not, by virtue of the performance of any of the services described herein, transfer, assign, forfeit or otherwise relinquish its intellectual property rights in any Licensed Content or any other intellectual or other proprietary rights it may possess.

                                    EXHIBIT D

                             NEW MEMBER ACQUISITION

FLOWERS's New Member acquisition responsibilities shall include the following:

o Promotion of AOL via retail displays containing AOL software in all company and participating franchise stores. Extension of such an offer to be made to BloomNet florists as well as 24,000 AFS shops throughout the U.S. (compensation to be paid by FLOWERS from the bounty payment it receives from AOL).

o Placement of AOL software in every Fresh Kit that accompanies floral orders and insertion of reply cards (or other promotional material) in mailings as appropriate; provided that an occasional, unintentional failure to place such software in such kits shall not be deemed a material breach of the Agreement.

o AOL access to customer lists (in a mutually agreeable format) of FLOWERS (and related partners, if allowed pursuant to FLOWERS's contractual arrangements and applicable law) in connection with member acquisition programs.

o Inserting the AOL software in appropriate FLOWERS's direct marketing efforts (AOL to cover all incremental costs associated with bundling (if any) and mailing).

o AOL to pay costs associated with shipment of AOL software to distribution points for the programs.

o AOL to consult with FLOWERS to test promotion of AOL Service subscription offerings with FLOWERS's inbound telemarketing efforts. Nothing herein is intended to obligate FLOWERS to agree to any testing which AOL may suggest.

o FLOWERS to consult with AOL to test inclusion of FLOWERS gift certificates in appropriate AOL Service marketing efforts. Nothing herein is intended to obligate AOL to agree to any testing which FLOWERS may suggest.

                                    EXHIBIT E

                          CUSTOMER SERVICE REQUIREMENTS

1. Commercially reasonable best efforts to process orders electronically within one hour from receipt (if between 7 A.M. and 7 P.M. EST) and to promptly transmit orders to the receiving supplier.

2. Deliver all merchandise in professional packaging. All packages should arrive undamaged, well packed and neat (barring any shipping disasters).

3. Make available customer service personnel dedicated to the online medium (i.e., people whose primary concern is the online customer's orders) and make at least one customer service representative available from 9:00 p.m. - midnight E.S.T. during the week before each peak holiday period such as Thanksgiving, Christmas/Hanukkah, Valentine's Day, Easter, Mother's Day, New Year's and Secretaries' Week, to answer questions in an "online conference room" set up specifically for the FLOWERS store. Online customers need to be given as much priority as customers coming through any other sales channel.

4. Respond promptly and professionally to questions, comments, complaints and other reasonable requests from Customers regarding the Products, including, at a minimum, best efforts to receive and respond to e-mails within 24 hours of receipt via a computer available to the customer service staff.

5. Provide the customer with an order confirmation within 24 hours of receipt. Order confirmation should include any information such as order status (temporary back order or out-of-stock situations), and expected delivery times.

6. Have the ability to handle volumes in excess of 25% to 50% of your average daily order volumes.

7. Regularly monitor on-line store to minimize/eliminate the promotion of out-of-stock merchandise.

8. Ship the displayed product at the price displayed in the Online Area without substituting.

9. Offer all AOL Members who purchase Products through the Online Area a 100% satisfaction guarantee to all AOL Members, pursuant to which, FLOWERS agrees to replace or refund orders upon the customer's or AOL's request, in accordance with FLOWERS's standard customer service policy.

10. Comply with the following requirements of California disclosure law (if applicable to FLOWERS):

o Before accepting payment or processing debit/credit transactions, FLOWERS must disclose: (a) its return and refund policy; (b) FLOWERS's legal name; and (c) the complete street address of the location where FLOWERS's business is actually conducted.

o The legal name and address information must appear on one of the following screens: (a) the first screen displayed when the Online Area is accessed; (b) the screen on which the goods or services are first offered; (c) the order screen; or (d) a screen where the purchaser inputs payment information (credit card number, etc.).

o The font size of the notice cannot be smaller than that used in the text offering the goods and services.

o The legal name and address must also include a statement "describing how the buyer can receive information at the buyer's e-mail address." FLOWERS must provide requested disclosure information at the purchaser's e-mail address within 5 days of receiving the purchaser's request.

o FLOWERS must maintain on-screen access to all the above information until all orders have been filled or 30-day notices sent.

                                    EXHIBIT F

                             PERFORMANCE MILESTONES

Milestone                                                    Amount
---------                                                    ------

Entering exclusive negotiations with
FLOWERS following April 1, 1997                              [****]

Production and development work relating to                  [****]
the Online Area during the period from
April 1, 1997 through June 30, 1997

Fulfillment and operational support                          [****]









----------
(1) This amount represents "Clerk2" development work performed, and to be performed, by AOL as described below. These activities will require approximately [****] labor hours, which valued at [****] equates to [****].

o Order Efficiency Phase I (installed 4/1/97) - included free extended context (increased simultaneous shoppers supported in current configuration), "max qty 1" then "no qty" screen (reduced number of screens for stores geared toward selling quantity = 1 product);

o Seamless Credit Card Billing (installed 5/1/97) - security feature which stores credit card information and does not require re-display; and

o Fast Checkout (to be installed on approximately 6/26/97) - enables quick sell of 1 item at a time (no shopping cart required to purchase more than 1 item).

(2) This amount represents the establishment of a single point of contact within AOL Operations for any FLOWERS file transfer concerns (available 24/7 via pager), which resulted in incremental hours spent to support FLOWERS by the single contact as well as other operations staff (managers and staff who consult and assist the single contact). These activities required [****] labor hours, which valued at [****] equates to [****].

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                                    EXHIBIT G

                                EXCLUDED ENTITIES

[****]

These entities also include any of their affiliates whose primary business is the sale of the Exclusive Products. During the first two (2) years following execution hereof, FLOWERS can replace any of the above bullet points with another entity whose primary business is the sale of the Exclusive Products.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.